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                                                                  Exhibit (a)(i)

                                   CERTIFICATE

I, James D. Gaughan, do hereby certify that I am a duly elected, qualified and acting Assistant Secretary of METROPOLITAN LIFE INSURANCE COMPANY, a New York corporation (the "Company"), and that, as such, have the custody of the corporate records and seal of said Company; and that attached hereto is a true and correct copy of certain resolutions duly adopted at a meeting of the Board of Directors of the Company on July 22, 2003, as the same appear in the minute book of the Company; that these resolutions remain in full force and effect as of the date hereof; and have not been amended, repealed, rescinded or changed in any way whatsoever.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand and affixed the corporate seal of the Company, this 24th day of July, 2003.

                                                            /s/ James D. Gaughan

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                               RESOLUTIONS ADOPTED
                                     BY THE
                              BOARD OF DIRECTORS OF
                       METROPOLITAN LIFE INSURANCE COMPANY
                              AT A MEETING HELD ON
                                  JULY 22, 2003

ON MOTION, it was Resolved:

WHEREAS, the Board of Directors, pursuant to resolutions adopted on September 24, 2002, previously authorized the merger (the "Merger") of Security Equity Life Insurance Company ("SELIC") with and into the Company, with the Company as the surviving company;

WHEREAS, on February 10, 1994, SELIC established Security Equity Separate Account Twenty-Six ("Account 26") as a separate account under New York law to serve as a funding vehicle for variable annuity contracts ("VA Contracts");

WHEREAS, on August 11, 1994, SELIC established Security Equity Separate Account Twenty-Seven ("Account 27") as a separate account under New York law to serve as a funding vehicle for VA Contracts;

WHEREAS, on December 10, 1994, SELIC established Security Equity Life Insurance Company Separate Account Thirteen ("Account 13") as a separate account under New York law to serve as a funding vehicle for variable life insurance contracts ("VLI Contracts");

WHEREAS, Account 26, Account 27 and Account 13 (collectively, the "Separate Accounts") are each registered with the United States Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as unit investment trusts;

WHEREAS, interests in the VA Contracts funded by Account 26 and Account 27, and in the VLI Contracts funded by Account 13, are registered with the Commission under the Securities Act of 1933, as amended; and

WHEREAS, upon consummation of the Merger, the Separate Accounts (i) will become separate accounts of the Company, (ii) will continue to maintain their status as unit investment trusts under the 1940 Act and as separate accounts under state insurance

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law, and (iii) will continue to support the VA Contracts and the VLI Contracts outstanding at the time of the Merger,

NOW, THEREFORE, BE IT RESOLVED

(1) That upon consummation of the Merger, Account 13 be renamed "Security Equity Separate Account Thirteen";

(2) That the Officers be authorized to prepare post-effective amendments on Form N-4 for Account 26 and Account 27, and a post-effective amendment on Form N6 for Account 13, and to execute and to file, upon consummation of the Merger and in the name of and on behalf of the Separate Accounts, such post-effective amendments with the Commission and any other appropriate authority in connection with the offering and sale of the VA Contracts and the VLI Contracts;

(3) That the Officers, acting on behalf of the Separate Accounts, be authorized (i) to prepare, execute and file with regulatory authorities such agreements, notices, reports, registration statements, applications, documents or requests for interpretive letters and such relief as may be required under the federal securities laws or state laws and (ii) to take such other action as may be necessary for the Separate Accounts to operate in compliance with applicable state laws and federal securities laws; and

(4) That the Officers be authorized to prepare, execute and file with regulatory authorities such filings, to execute and deliver such documents, and to take such other actions, not inconsistent with the above, as they deem necessary or desirable to effectuate the foregoing.